Exhibit 10.16

Working Capital (in RMB) Loan Contract

Contract No.: HTZ322988800LDZJ202000075

Borrower (Party A): Suzhou Gracell Biotechnologies Co., Ltd.

Domicile: Building 12, Block B, Biomedical Industrial Park Phase II, No. 218, Sangtian Street, Suzhou Industrial Park

Zip code: 215123

Legal representative (person-in-charge): Cao Wei

Fax: This column is left blank.

Tel.: [***]

Lender (Party B): Suzhou Industrial Park Sub-branch of China Construction Bank Corporation

Domicile: Room 104, 1/F and Room 802, 8/F, Building 1, Real Estate Plaza, No.158, Wangdun Road, Suzhou Industrial Park

Zip code: 215021

Person-in-charge: Wan Haimin

Fax: 0512-62781092

Tel.: [***]

In view of the need of paying for goods, Party A applies for a loan to Party B, and Party B agrees to issue a loan to Party A. This Contract has been entered into by and between both parties through negotiation and in accordance with relevant laws, regulations and rules for mutual compliance.

Article I Loan Amount

Party A will borrow RMB (in words) Five Million only from Party B.

Article II Intended Use of the Loan and Source of Repayment

Party A shall use the loan as the working fund for daily production and operation.

Please refer to Annex 1 “Basic Information of the Loan” for the specific use and source of repayment of the loan under this Contract.

Article III Loan Term

The loan term specified in this Contract shall be 1 year, i.e., from May 11, 2020 to May 10, 2021.

In case of any inconsistency between the starting date of the loan term under this Contract and the loan re-deposit certificate (receipt for loan, the same below), the actual loan issuing date specified in the loan re-deposit certificate for initial loan issuance shall prevail, and the maturity date of the loan as agreed in Paragraph I of this Article shall be adjusted accordingly.

The loan re-deposit certificate is an integral part of this Contract, which shall have the same legal effect as this Contract.

Article IV Loan Interest Rate, Default Interest Rate, Interest Accrual and Interest Settlement

I	Loan Interest Rate

The loan interest rate under this Contract shall be annual interest rate, as specified in the following (I):

(I)	Fixed interest rate, i.e., LPR + (“+” or “-” optional) 50 basis points (1 basis point = 0.01%, accurate to (0.01 basis point), which will remain unchanged during the loan term;

(II)

Floating interest rate, i.e., LPR (this column is left blank) (“+” or “-” optional) (this column is left blank) basis point (1 basis point = 0.01%, accurate to 0.01 basis point) in this column, which shall be adjusted every (this column is left blank) month according to the LPR one working day before the adjustment date of interest rate and the above-mentioned +/- basis points from the value date to the date when the principal and interest under this Contract are fully paid off. Adjustment date of interest rate shall be the corresponding date of the value date in the adjustment month. In case of no corresponding date of the value date in the current month, the last day of the current month shall be the adjustment date of interest rate;

(III)	This column is left blank

II	Default Interest Rate

(I)

Where Party A fails to use the loan for the intended us as specified in the contract, the default interest rate shall be 100% higher than the loan interest rate. If the loan interest rate is adjusted according to Item (II) of Paragraph I of this Article, the default interest rate shall be adjusted correspondingly according to the adjusted loan interest rate and the floating rate as mentioned herein.

(II)

The default interest rate of the overdue loan under this Contract shall be 50% higher than the loan interest rate. If the loan interest rate is adjusted according to Item (II) of Paragraph I of this Article, the default interest rate shall be adjusted correspondingly according to the adjusted loan interest rate and the floating rate as mentioned herein.

(III)	For the loan that are overdue and misappropriated simultaneously, both the default interest and compound interest shall be charged.

III

The value date mentioned in this Article refers to the date when the loan under this Contract is re-deposited to the loan issuing account (hereinafter referred to as the “loan issuing account”) specified in Article VI of this Contract for the first time. LPR under this Contract shall be determined according to the following Item 2:

1.

When the loan is issued under this Contract for the first time, LPR refers to the quoted one-year loan market interest rate (1Y LPR) of the National Interbank Funding Center one working day before the effective date of this Contract; Thereafter, when the loan interest rate is adjusted according to the aforementioned provisions, LPR refers to the quoted one-year loan market interest rate of the National Interbank Funding Center one working day before the adjustment date.

2.

When the loan is issued under this Contract for the first time, LPR refers to the quoted one-year loan market interest rate (1Y LPR) of the National Interbank Funding Center one working day before the value date of this Contract; Thereafter, when the loan interest rate is adjusted according to the aforementioned provisions, LPR refers to the quoted one-year loan market interest rate of the National Interbank Funding Center one working day before the adjustment date.

3.

When the loan is issued under this Contract for the first time, LPR refers to the quoted over five-year loan market interest rate (5Y LPR) of the National Interbank Funding Center one working day before the effective date of this Contract; Thereafter, when the loan interest rate is adjusted according to the aforementioned provisions, LPR refers to the quoted over five-year loan market interest rate of the National Interbank Funding Center one working day before the adjustment date.

4.

When the loan is issued under this Contract for the first time, LPR refers to the quoted over five-year loan market interest rate (5Y LPR) of the National Interbank Funding Center one working day before the value date of this Contract; Thereafter, when the loan interest rate is adjusted according to the aforementioned provisions, LPR refers to the quoted over five-year loan market interest rate of the National Interbank Funding Center one working day before the adjustment date.

IV

The loan interest shall be calculated from the date when the loan is re-deposited to the loan issuing account. The loan under this Contract shall bear interest on a daily basis with the daily interest rate = annual interest rate/360. Where Party A fails to pay interest at the interest settlement date as agreed in this Contract, compound interest will be accrued from the next day.

V	Interest Settlement

(I)

For the loan with a fixed interest rate, the interest shall be calculated and settled according to the agreed interest rate. For the loan with a floating interest rate, the interest shall be calculated according to the current interest rate determined in each floating period; In case of interest rate fluctuation for multiple times in a single interest settlement period, the interest in each floating period shall be calculated first, and the interest in this interest settlement period shall be calculated by totaling the interest in each floating period at the interest settlement date.

(II)	The interest of the loan under this Contract shall be settled according to the following 1st method:

1.	The interest shall be settled on a monthly basis, i.e., on the 20th day of each month;

2.	The interest shall be settled on a quarterly basis, i.e., on the 20th day of each quarter;

3.	This column is left blank.

Article V Issuance and Payment of the Loan

I	Preconditions for Issuing the Loan

Unless Party B gives up in whole or in part, it is obligated to issue the loan only if all the following preconditions are continually satisfied:

1.	Party A has completed the approval, registration, delivery, insurance and other legal procedures related to the loan under this Contract;

2.	In case of any guarantee in this Contract, the guarantee that meets Party B’s requirements has come into effect and remains valid;

3.	Party A has opened an account for withdrawal and repayment as required by Party B;

4.	Party A does not have any breach of contract as agreed in this Contract;

5.	Any circumstance specified in this Contract that may endanger the creditor’s rights of Party B does not occur;

6.	The loan under this Contract is not prohibited or restricted from being issued by any law, regulation, rule or competent department;

7.	Party A’s financial indicators continuously meet the requirements of Annex 2 “Financial Indicator Constraint Clause”;

8.	Party A has submitted relevant materials before the issuance of the loan in accordance with this Contract;

9.	The materials provided by Party A for Party B are legitimate, true, complete, accurate and effective, and meet other requirements proposed by Party B;

10.	Other preconditions:

This column is left blank.

II	Loan Drawdown Plan

Loan drawdown refers to Party B’s behavior of issuing the loan funds to the loan issuing account according to Party A’s application and the provisions of this Contract.

The loan drawdown plan shall be determined according to the following method (I):

(I)	The loan drawdown plan is made as follows:

1.	May 11, 2020; Amount: RMB Five Million only

2.	This column is left blank; Amount: this column is left blank;

3.	This column is left blank; Amount: this column is left blank;

4.	This column is left blank; Amount: this column is left blank;

5.	This column is left blank; Amount: this column is left blank;

6.	This column is left blank; Amount: this column is left blank.

This column is left blank.

(II)	The loan drawdown plan is made as follows:

1.	From (this column is left blank) to (this column is left blank);

Amount: this column is left blank;

2.	From (this column is left blank) to (this column is left blank);

Amount: this column is left blank;

3.	From (this column is left blank) to (this column is left blank);

Amount: this column is left blank;

4.	From (this column is left blank) to (this column is left blank);

Amount: this column is left blank;

5.	From (this column is left blank) to (this column is left blank);

Amount: this column is left blank;

6.	From (this column is left blank) to (this column is left blank);

Amount: this column is left blank.

This column is left blank.

(III)	Apply for fund use at any time according to Party A’s actual needs.

(IV)	This column is left blank

III

Party A shall make use of the loan funds according to the loan drawdown plan as agreed in Paragraph II, and shall not advance, postpone, split or cancel the fund use unless otherwise agreed upon by Party B in writing.

IV	Where Party A uses the loan funds in installments, the maturity date of the loan shall still be determined according to the provisions of Article III of this Contract.

V	Materials to Be Provided by Party A

Both parties choose to apply the provisions of the following item (I) [(I) or (II) optional] on Party A’s provision of materials:

(I)

1.	As long as the conditions specified in the following (1) are satisfied:

(1)	The drawdown amount of a single loan exceeds RMB Five Million and any external payment amount in plan under this drawdown exceeds RMB Five Million;

(2)	This column is left blank.

Party A shall provide the following materials for Party B at the latest five working days in advance before the drawdown of a single loan:

(1)	Loan re-deposit certificate and payment settlement certificate signed and stamped by Party A;

(2)	Trading data (including but not limited to commodity, service and fund contracts and/or invoices and other written or electronic documents that can prove the explicit purpose of the loan funds);

This column is left blank.

And other materials that Party B requires Party A to provide (including but not limited to business license, power of attorney, Articles of Association , resolutions of the board of shareholders or the board of directors, etc. of Party A’s trading partner).

2.

Except for the circumstances specified in Item 1 above, or where Party B considers that Party A can pay independently as specified in Paragraph VII of this Article after examining the above materials provided by Party A, Party A shall provide the following materials for Party B at the latest five working days in advance before the drawdown of a single loan:

(1)	Fund use plan corresponding to the loan to be issued (please refer to Annex 3 for the format of the fund use plan);

(2)	Loan re-deposit certificate signed and stamped by Party A;

This column is left blank.

And other materials that Party B requires Party A to provide (including but not limited to business license, power of attorney, Articles of Association , resolutions of the board of shareholders or the board of directors, etc. of Party A’s trading partner).

(II)

Regardless of the drawdown amount of a single loan, Party A shall provide the following materials for Party B at the latest (this column is left blank) working days in advance before the drawdown of a single loan:

(1)	Loan re-deposit certificate and payment settlement certificate signed and stamped by Party A;

(2)	Trading data (including but not limited to commodity, service and fund contracts and/or invoices and other written or electronic documents that can prove the explicit purpose of the loan funds);

This column is left blank.

And other materials that Party B requires Party A to provide (including but not limited to business license, power of attorney, Articles of Association , resolutions of the board of shareholders or the board of directors, etc. of Party A’s trading partner).

VI.	Entrusted Payment of Party B

1.	Applicable circumstances of the entrusted payment of Party B

As long as the single loan complies with the following circumstance (1), Party B shall be entrusted to pay, i.e., Party A irrevocably entrusts Party B to pay the loan funds to Party A’s trading partner. Party A shall not pay the above-mentioned loan funds to its trading partner or any other third party by itself.

(1)

The drawdown amount of a single loan exceeds RMB Five Million and any external payment amount in plan under this drawdown exceeds RMB Five Million. Besides, Party B considers that it complies with the characteristic that the payment object is clear after examining the materials provided by Party A;

(2)	In spite of the drawdown amount of a single loan, Party B shall be entrusted to pay;

(3)	This column is left blank.

2.

Under the circumstance of entrusted payment of Party B, Party B shall re-deposit the loan funds to the loan issuing account, and then directly pay the loan funds to the account of Party A’s trading partner from the loan issuing account. Party A shall not dispose of the loan funds in any form (including but not limited to transfer and withdrawal).

3.

Party B shall conduct formal examination on the payment amount, payment time, payment object, payment method and handling account according to the materials provided by Party A. Party B shall pay the loan funds to Party A’s trading partner after completing formal examination on the above-mentioned payment elements and finding that they meet its requirements. Once the loan funds enter the account of the trading partner provided by Party A, Party B shall be deemed to have fulfilled the obligation of entrusted payment. Party A shall inquire whether the payment is made successfully within one working day after the payment date, and notify Party B immediately if it fails. Party A shall ensure that its trading partner is consistent with the specific use of the loan and trading data.

4.

Party B’s formal examination on the aforementioned payment elements does not mean that Party B confirms the authenticity, legitimacy and compliance of the trading, nor does it mean that Party B intervenes in any dispute between Party A and its trading partner or any other third party or needs to bear any liability and obligation of Party A. Party A shall compensate Party B for all its losses arising from the entrusted payment.

5.

Where the loan funds are not paid to the account of Party A’s trading partner successfully or timely because the materials provided by Party A are incomplete, untrue, inaccurate or inconsistent with the specific use of the loan, or conflict in the information, or due to any other reason not liable by Party B, the following provisions shall apply:

(1)

All the consequences arising therefrom, including but not limited to all the losses caused by the failure to pay the loan funds to the accounts of Party A’s trading partners successfully or timely, shall be borne by Party A. Party B shall not bear any liability, and Party A shall compensate Party B for all its losses arising therefrom;

(2)	Party A shall not dispose of this part of loan funds in any form (including but not limited to transfer and withdrawal);

(3)	Party A shall fulfill its obligations of providing and correcting the materials again according to Party B’s requirements within five working days;

This column is left blank.

Where Party A violates any of the above provisions, Party B shall be entitled to recover this part of loan funds in advance.

6.

All risks, liabilities and losses of the failure, error and delay in payment of loan funds not caused by Party B’s fault shall be borne by Party A, and Party B shall not bear any liability. All losses of Party B arising therefrom shall be compensated by Party A.

VII.	Independent Payment of Party A

If the drawdown of a single loan does not comply with the circumstances of entrusted payment of Party B as specified in Item 1 of Paragraph VI of this Article, Party A shall pay independently, i.e., after Party B issues the loan funds to the loan issuing account according to Party A’s withdrawal application, Party A shall pay to its trading partner independently. Party A shall ensure that its trading partner is consistent with the specific use of the loan and trading data.

VIII.

Regardless of whether Party B is entrusted to pay or Party A pays independently, once the loan funds enter the loan issuing account, Party B shall be deemed to have fulfilled its obligation of issuing the loan. Party A shall ensure that the loan issuing account is in a normal state (including but not limited to not being frozen by the competent authority, etc.). All risks, liabilities and losses caused by the freezing and deduction of loan funds by competent authority, etc. after they enter the loan issuing account shall be borne by Party A. All losses of Party B arising therefrom shall be compensated by Party A.

IX.	Change of Payment Method

Under any of the following circumstances, Party B shall have the right to change the payment method of loan funds, including but not limited to adjusting the applicable circumstances of entrusted payment (for example, adjusting the amount standard for entrusted payment), changing the payment method of a single loan, etc.:

1.	Party A has any breach of contract as agreed in this Contract;

2.	Any circumstance specified in this Contract that may endanger the creditor’s rights of Party B occurs;

3.	Other circumstances in which Party B considers it necessary to change the payment method of loan funds.

Where Party B changes the payment method, Party A shall fulfill its obligations of submitting related materials again, etc. according to the provisions of this Contract and Party B’s requirements.

Article VI Use and Supervision of Account

I	Loan Issuing Account

The loan issuing account under this Contract shall be determined according to the following 2nd method:

1.

Within (this column is left blank) working days from the effective date of this Contract and before the loan is issued for the first time, Party A shall open a special loan issuing account at Party B, which shall be specially used for the issuance and payment of all loan funds under this Contract.

2.	Other accounts opened by Party A at Party B (account number: [***]).

II	Fund Repayment Account

1.

Within three working days from the effective date of this Contract, Party A shall open a fund repayment account at Party B or take the existing account (account number: [***]) opened at Party B as the fund repayment account.

2.

Party A shall regularly summarize and report the inflow and outflow of funds in the fund repayment account to Party B on a quarterly (“monthly” or “quarterly” optional) basis. Party A shall summarize and report the inflow and outflow of funds in the previous cycle to Party B at the latest within the first ten working days of each cycle.

3.

Party B shall be entitled to manage the inflow and outflow of recouped funds in this account. Specifically, the fund repayment account shall meet the requirements as specified in the following Item (10):

(1)	Average stock of funds in the account:

This column is left blank.

(2)	In-place time of recouped funds:

This column is left blank.

(3)	The proportion of Party A’s overall sales funds entering the account:

This column is left blank.

(4)	Limit for a single sum of external payment of funds in the account:

This column is left blank.

(5)	Limit for a daily sum of external payment of funds in the account:

This column is left blank.

(6)	Restrictions on signing online banking for this account:

This column is left blank.

(7)	External payment of the funds in the account shall be approved by Party B;

(8)	This account shall be used exclusively for the collection and repayment of loans under this Contract, and shall not be used for any other purpose;

(9)	This column is left blank.

(10)	Other requirements proposed by Party B;

(11)	It shall be implemented in accordance with relevant provisions of the Account Management Agreement entered between both parties separately.

Article VII Repayment

I	Repayment Principles

Party A’s repayment under this Contract shall be made according to the following principles:

Party B shall have the right to use Party A’s repayment to first pay off various expenses that should be borne by Party A as agreed in this Contract, but paid in advance by Party B, as well as the expenses for Party B to realize its creditor’s rights. The rest of the funds shall be used for repayment on the principle of paying interest first and then repaying principal with the interest settled together with the principal. However, for the loan whose principal has been overdue for more than ninety days, the loan whose interest has been overdue for more than ninety days, or the loan otherwise stipulated by applicable laws, regulations or rules, Party A shall repay the principal first and then pay the interest after paying off the aforesaid expenses.

II	Payment of Interest

Party A shall pay the interest due to Party B on the interest settlement date. The first interest payment date shall be the first interest settlement date after the loan is issued. In the last repayment, the interest will be paid off together with the principal.

III	Principal Repayment Plan

The principal repayment plan shall be determined according to the following method (I):

(I)	The principal repayment plan is made as follows:

1.	yyy, mmm, ddd Amount: RMB Five Million only

2.	This column is left blank; Amount: this column is left blank;

3.	This column is left blank; Amount: this column is left blank;

4.	This column is left blank; Amount: this column is left blank;

5.	This column is left blank; Amount: this column is left blank;

6.	This column is left blank; Amount: this column is left blank.

7.	This column is left blank.

(II)	This column is left blank

IV	Repayment Method

Party A shall reserve enough funds payable in the current period in the fund repayment account or other accounts opened at Party B before the repayment date specified in this Contract, and transfer the funds for repayment by itself (Party B also has the right to transfer the funds from this account for repayment), or transfer the funds from other accounts for repayment on the repayment date as specified in this Contract.

V	Advance Repayment

Where Party A repays the principal in advance, it shall submit a written application to Party B ten working days in advance, and may repay part or all of the principal in advance with the consent of Party B.

Where Party A repays the principal in advance, the interest shall be calculated according to the actual fund use days and the loan interest rate specified in this Contract.

If Party B agrees with Party A’s advance repayment of principal, it shall have the right to claim compensation from Party A, and the amount of compensation shall be determined according to the 1st standard below:

1.	The amount of compensation = amount of advance repayment x the number of months advanced for repayment x 1‰; if it is less than one month, it shall be calculated as one month;

2.	This column is left blank.

Where Party A repays the loan in installments, if it repays part of the loan principal in advance, it shall make repayment in the reverse order as specified the repayment plan. After advance repayment, the outstanding loan funds shall still bear interest according to the loan interest rate as specified in this Contract.

Article VIII Rights and Obligations of Party A

I	Rights of Party A

(I)	Have the right to require Party B to issue the loan as specified in the contract;

(II)	Have the right to use the loan for the intended use as specified in this Contract;

(III)	Have the right to apply to Party B for loan extension under the conditions as stipulated by Party B;

(IV)

It’s entitled to require Party B to keep confidential the relevant financial materials and business secrets in production and operation provided by Party A, unless otherwise stipulated by relevant laws, regulations and rules, or otherwise required by competent authorities or otherwise agreed by both parties;

(V)

Have the right to refuse the request of Party B and its staff for bribes, and report the above-mentioned behavior or Party B’s violation against relevant national laws and regulations on credit interest rate, service charge, etc. to relevant departments.

II	Obligations of Party A

(I)	Withdraw funds and pay off the loan principal and interest in full as specified in this Contract, and bear various expenses as specified in this Contract;

(II)

Provide various materials such as financial accounting materials, materials of production and operation status, etc. as required by Party B, including but not limited to providing Party B with the Balance Sheet as of the end of the last quarter and the Income Statement (Statement of Revenues and Expenditures for public institutions) as of the end of the last quarter within the first ten working days of the first month of each quarter, and timely provide the Cash Flow Statement of the current year at the end of each year, and ensure that all materials provided are legitimate, true, complete, accurate and effective. It’s forbidden to provide false materials or conceal important operation and financial facts;

(III)

Where Party A suffers from any major unfavorable event which affects its solvency or any other circumstance that endangers the creditor’s rights of Party B, or makes any change in industrial and commercial registration items such as the name, legal representative (person-in-charge), domicile, business scope, registered capital or Articles of Association of the company (enterprise), etc., it shall notify Party B in writing within 3 working days after the occurrence, and attach relevant materials after the change;

(IV)

Party A shall apply the loan to the intended use as specified in this Contract, and shall not misuse or misappropriate it or engage in any trading that violates relevant laws or regulations with the bank loan, or use the loan for investment in fixed assets, equity, etc. or in the production and operation fields and purposes prohibited by the state, or use it to offset the liabilities arising from Party A’s investment in fixed assets, equity, etc.; Party A shall cooperate with and accept Party B’s inspection and supervision on its production, operation and financial activities, and the use and payment of the loan under this Contract, and also cooperate with and accept Party B’s relevant requirements for post-loan management; Party A shall not withdraw funds, transfer assets or use connected transactions to avoid the debt to Party B; Party A shall not realize bank discount or pledge, or take bank funds or credit by false contracts with related parties, and notes receivable, accounts receivable and other creditor’s rights without actual trading background; Party A shall pay loan funds according to the provisions of this Contract, and shall not evade entrusted payment of Party B by breaking up the whole into parts;

(V)	Where Party A uses the loan under this Contract for manufacturing, it shall abide by relevant national regulations on environmental protection;

(VI)

Before paying off the loan principal and interest to Party B, Party A shall not use the assets formed by the loan under this Contract to provide guarantee for any third party without the consent of Party B;

(VII)

If Party A is a group client, it shall promptly report the connected transactions valuing more than 10% of its net assets to Party B, including: (1) The association relationship of transaction parties; (2) Transaction items and nature of the transaction; (3)Amount of the transaction or the corresponding proportion; (4) Pricing policy (including transactions with no amount or with only symbolic amount);

(VIII)

Party A shall get Party B’s written consent before executing major events such as merger, separation, equity transfer, foreign investment, substantial increase of debt financing, etc. However, Party B’s written consent will not affect its right to take remedial measures as specified in this Contract when it thinks that the above-mentioned behaviors may endanger the security of its creditor’s rights in the future;

(IX)

Where Party A pays independently, it shall summarize and report the use and payment of the loan to Party B on a monthly basis. Party A shall summarize and report the use and payment of the loan in the previous month to Party B at the latest within ten working days at the beginning of each month, and submit the actual payment list until the loan payment is completed. Please refer to Annex 4 for the format of summary report.

Article IX Rights and Obligations of Party B

I

Party B shall be entitled to require Party A to repay the loan principal, interest and expenses on schedule, manage and control the payment of loan funds, dynamically monitor the overall cash flow of Party A, recover the loan in advance according to the Party A’s recouping of funds, exercise other rights as specified in this Contract, and require Party A to fulfill other obligations under this Contract;

II

Party B shall have the right to participate in Party A’s large-scale financing (i.e., financing with the total amount exceeding RMB Eighty Million or equivalent amount in foreign currency), asset sale, merger, separation, shareholding reform, bankruptcy liquidation and other activities to safeguard its creditor’s rights. Party B shall participate in the aforementioned activities in the following 1st method:

1.	Party A shall get the written consent of Party B when carrying out the above-mentioned activities;

2.	Party B shall arrange the large-scale financing of Party A;

3.	The asset sales price and object of Party A shall comply with the following provisions:

This column is left blank.

4.	This column is left blank.

5.	Other methods that Party B thinks should be adopted.

III	Issue the loan according to the provisions of this Contract, except for the delay or failure caused by Party A’s reasons or other reasons not attributable to Party B;

IV

Keep confidential the relevant financial materials and business secrets in production and operation provided by Party A, unless otherwise stipulated by relevant laws, regulations and rules, or otherwise required by competent authorities or otherwise agreed by both parties;

V	It’s strictly prohibited to offer bribes to Party A and its staff, or ask for or accept bribes from them;

VI.	It’s strictly prohibited to act dishonestly or with damage to Party A’s legitimate interests.

Article X Liability for Breach of Contract and Remedial Measures for the Circumstances Endangering the Creditor’s Rights of Party B

I	Party B’s Breach of Contract and Its Liability for Breach of Contract

(I)	Where Party B fails to issue the loan as specified in this Contract without justified reasons, Party A may require Party B to continue to issue the loan according to this Contract;

(II)

Where Party B violates any prohibitive stipulation of national laws and regulations to collect interest or expenses that should not be collected from Party A, Party A shall have the right to request Party B to refund.

II	Party A’s Breach of Contract

(I)	Party A violates any provision of this Contract or any legal obligation;

(II)	Party A expressly or by its behavior indicates that it will not perform any obligation under this Contract.

III	Circumstances that May Endanger the Creditor’s Rights of Party B

(I)

Under any of the following circumstances, Party B considers that the security of its creditor’s rights under this Contract may be endangered: Party A is subject to contracting, trusteeship (takeover), leasing, shareholding reform, decrease of registered capital, investment, joint operation, merger, consolidation, acquisition and reorganization, separation, joint venture, equity transfer or substantial increase of debt financing, or applies (is applied) for suspension of business for internal rectification, applies for dissolution, is revoked, applies (is applied) for bankruptcy, changes its controlling shareholder/actual controller or is subject to major asset transfer, stops production, goes out of business, is severely fined by competent authorities, is subject to cancellation registration or revocation of business license, involves major legal disputes, is extremely difficult in production and operation or deteriorates in its financial position or in its credit status, or its legal representative or person-in-charge cannot perform his duties normally;

(II)

Under any of the following circumstances, Party B considers that the security of its creditor’s rights under this Contract may be endangered: Party A fails to fulfill its obligation of repaying other debts due (including debts due to the institutions at all levels of China Construction Bank or to other third parties), transfers its property at a low price without compensation, reduces or relieves the debts of any third party, is lazy to exercise its creditor’s rights or other rights, or provides guarantee for any third party; Party A fails to continuously meet the requirements of Annex 2 “Financial Indicator Constraint Clause” in its financial indicators; The funds in any account of Party A (including but not limited to fund repayment account and other accounts monitored by Party B) fluctuate abnormally; Party A has any major cross default event; The main business of Party A does not have strong profitability; The loan funds are used abnormally;

(III)

Party A’s shareholders abuse the independent status of the company as a legal person or shareholders’ limited liability to evade debts, and Party B thinks that it may endanger the security of its creditor’s rights under this Contract;

(IV)	Any precondition for issuing the loan as specified in this Contract is not continuously satisfied;

(V)	Under any of the following circumstances for the guarantor, Party B considers that the security of its creditor’s rights under this Contract may be endangered:

1.	Violate any provision of the guarantee contract or there is any falsehood, error or omission in the representations and warranties;

2.

If it occurs contracting, trusteeship (takeover), leasing, shareholding reform, decrease of registered capital, investment, joint operation, merger, consolidation, acquisition and reorganization, separation, joint venture, equity transfer or substantial increase of debt financing, or applies (is applied) for suspension of business for internal rectification, applies for dissolution, is revoked, applies (is applied) for bankruptcy, changes its controlling shareholder/actual controller or is subject to major asset transfer, assigns property at a low price or without reward, reduce and cancel debts of the third party, is slack to excise the creditor’s right or other rights, stops production, goes out of business, is severely fined by competent authorities, is subject to cancellation registration or revocation of business license, involves major legal disputes, is extremely difficult in production and operation or deteriorates in its financial position or in its credit status, or its legal representative or person-in-charge cannot perform his duties normally, the ability to guarantee of the guarantor may be effected;

3.	Other circumstances in which it loses or may lose the ability to guarantee;

(VI)	Under any of the following circumstances in mortgage and pledge, which Party B thinks may endanger the security of its creditor’s rights under this Contract:

1.

The mortgaged or pledged property is damaged, lost or devalued due to the behaviors of any third party, national expropriation, confiscation, requisition, unpaid recovery, demolition, market changes or any other reason;

2.	The mortgaged or pledged property is sealed up, detained, frozen, deducted, retained, auctioned, or supervised by administrative organs, or involves in any dispute over its ownership;

3.	The mortgagor or pledgor violates any provision of the mortgage or pledge contract, or there is any falsehood, error or omission in the representations and warranties;

4.	Other circumstances that may endanger the realization of Party B’s mortgage or pledge right;

(VII)

The guarantee is ungrounded, does not take effect, or is invalid, revoked or relieved, the guarantor breaches the contract or explicitly indicates or shows by his behavior that he will not perform his guarantee responsibility, or the guarantor partially or completely loses the guarantee ability, or the guaranty is devalued, etc., and Party B thinks that it may endanger the security of its creditor’s rights under this Contract; Or

(VIII)	Other circumstances that Party B thinks may endanger the security of its creditor’s rights under this Contract.

IV	Remedial Measures of Party B

Under any of the circumstances as specified in Paragraph II or III of this Article, Party B shall have the right to exercise one or more of the following rights:

(I)	Stop issuing the loan;

(II)	Supplement the conditions for the issuance and payment of loan;

(III)	Change the loan payment method according to the provisions of this Contract;

(IV)	Declare that the loan is due immediately, and require Party A to immediately repay the principal, interest and expenses of all debts due and undue under this Contract;

(V)

If Party A fails to withdraw the loan as specified in the contract, Party B shall have the right to require Party A to pay liquidated damages equivalent to 5% of the amount not withdrawn as agreed, and be entitled to refuse Party A to withdraw the funds that have not been withdrawn under this Contract;

(VI)

If Party A fails to use the loan according to the intended use as specified in this Contract, interest and compound interest will be charged for the part appropriated by Party A according to the default interest rate and interest settlement method as specified in this Contract from the date when Party A fails to use the loan as agreed in this Contract to the date when the principal and interest are fully paid off;

(VII)

If the loan is overdue, interest and compound interest will be charged for the loan principal and interest that Party A fails to pay off on time (including the loan principal and interest declared by Party B to be due in advance in whole or in part) according to the default interest rate and interest settlement method as agreed in this Contract from the date when the loan becomes overdue to the date when the principal and interest are fully paid off. Overdue loan refers to the behavior that Party A fails to pay off the loan on schedule or repay the loan beyond the period in the plan of principal repayment in installments as specified in this Contract.

Before the loan is due, compound interest will be charged for the interest that Party A fails to pay off on schedule according to the loan interest rate and interest settlement method as agreed in this Contract;

(VIII)	Other remedial measures, including but not limited to:

1.	Transfer the corresponding funds in RMB or other currencies from the account opened by Party A in China Construction Bank system without prior notice to Party A;

2.	Exercise the guarantee right;

3.	Require Party A to provide a new guarantee in line with Party B’s requirements for all debts under this Contract;

4.	Refuse Party A’s disposal of the corresponding amount of deposit in the account (including but not limited to the fund repayment account) opened by Party A in China Construction Bank system;

5.	Terminate this Contract.

Article XI Miscellaneous Clause

I	Bearing of Expenses

The expenses arising from Party A’s breach of any provision of this Contract (including but not limited to the legal cost, arbitration fee, property preservation fee, travel expense, execution fee, evaluation fee, auctioneer’s fee, notarization fees, delivery fee, announcement fee, attorney fee and other expenses actually incurred by Party B due to Party A’s breach of contract) shall be borne by Party A;

For other expenses, both parties agree as follows: Unless otherwise agreed by both parties, Party A shall bear the expenses (if any) for custody, appraisal, notarization, legal service, insurance, etc. related to the loan under this Contract and the expenses that can be borne by the borrower according to the stipulations of applicable laws, regulations and rules. The expenses incurred by Party B for conducting due diligence and mortgaged property evaluation for the loan under this Contract shall be borne by Party B.

II	Use of Party A’s Information

Party A agrees that Party B may, from financial credit information basic database and other credit reporting agencies established according to law, inquire, print and keep Party A’s credit status, and provide them with Party A’s information. Party A also agrees that Party B can reasonably use and disclose Party A’s information for business needs.

III	Collection by Announcement

Party B shall be entitled to notify relevant departments or units of Party A’s default in loan principal and interest or other breach of contract, and to make an announcement for collection through news media.

IV	Effectiveness of the Evidence Recorded by Party B

Unless there is reliable and definite evidence to the contrary, Party B’s internal accounting records related to the principal, interest, expenses, repayment records, etc., the documents and vouchers prepared or retained by Party B in the business process of Party A’s withdrawal, repayment and interest payment, and Party B’s records and vouchers for loan collection shall all constitute definite evidence to effectively prove the credit relation between Party A and Party B. Party A cannot raise an objection just because the above records, recordation, documents and vouchers are unilaterally prepared or retained by Party B.

V	Reservation of Rights

Party B’s rights under this Contract will not affect or exclude any right enjoyed by it according to relevant laws, regulations and other contracts. Any leniency, grace or preference for any breach of contract or delay, or the delay in exercising any right under this Contract shall not be regarded as a waiver of the rights and interests under this Contract or the permission or recognition of any violation against this Contract, nor shall it restrict, prevent or hinder the continued exercise of this right or the exercise of any other right, nor shall it cause Party B to bear any obligation and liability to Party A.

VI.

In addition to the debts under this Contract, if Party A has other debts due to Party B, Party B shall have the right to transfer the funds in RMB or other currencies from the account opened by Party A in China Construction Bank system to pay off any debt due first, and Party A agrees not to raise any objection.

VII.

In case of any change in Party A’s correspondence address or contact information, it shall immediately notify Party B in writing, otherwise, it shall bear any loss caused by the failure to notify in time.

VIII.	Transfer of Payables

For all payables of Party A under this Contract, Party B shall have the right to transfer the corresponding amount in RMB or other currencies from the account opened by Party A in China Construction Bank system without prior notice to Party A. If it is required to go through the exchange settlement and sales, or foreign exchange trading formalities, Party A shall be obligated to assist Party B, and the foreign exchange risk shall be borne by Party A.

IX.	Dispute Resolution

Any dispute arising from the performance of this Contract can be settled through negotiation. If the negotiation fails, it shall be settled by the following 1st method:

1.	Bring a lawsuit to the people’s court in the place where Party B is located.

2.

Submit it to (this column is left blank) Arbitration Commission (the place of arbitration is (this column is left blank)) for arbitration according to the currently effective arbitration rules of the Commission. The arbitration award is final and binding on both parties.

During the litigation or arbitration, the clauses of this Contract that do not involve in the dispute shall still be performed.

X.	Entry-into-force Conditions of the Contract

This Contract shall come into force after being signed by the legal representative (person-in-charge) or authorized agent of Party A and the person-in-charge or authorized agent of Party B, and affixed with official seals of both parties.

As an integral part of this Contract, the annexes hereunder shall have the same legal effect as this Contract.

XI.	This Contract is made in triplicate.

XII.	Other Matters Agreed

(I)	Relevant Provisions on Value-added Tax

1.	The price and additional charges under this Contract are tax-included prices including VAT, unless otherwise agreed by the parties.

2.	Invoice

2.1	Party B shall issue invoices according to the following Item (2):

(1)	If Party A puts forward the demand for invoicing, Party B shall issue the VAT invoice of the current payment amount after receiving the payment from Party A.

(2)	Other provisions: This column is left blank.

2.2	Invoicing information provided by Party A

Company name (full name): This column is left blank.

Taxpayer’s registration number: This column is left blank.

Bank account: This column is left blank.

Bank of deposit: This column is left blank.

Address: This column is left blank.

Tel.: This column is left blank.

2.3

If the invoice needs to be made invalid or credit note is required, Party A shall provide assistance as required by Party B in a timely manner. If the invoice cannot be made invalid or credit note cannot be issued due to Party A’s reasons, Party A shall compensate Party B for all its losses, including but not limited to taxes, additional taxes, fines and late fees.

3.

If Party A is an overseas institution in the People’s Republic of China, and the price and additional charges under this Contract are subject to tax preferences according to relevant stipulations of applicable laws, regulations and rules or relevant departments, and tax filing is required, Party A shall timely provide Party B with sufficient and accurate tax preference filing materials of VAT as required by Party B to help Party B complete tax filing and other work.

(II)	Agreed Service Clause

Party A and Party B agree as follows on the address for service of various notices, agreements and instruments related to this Contract and corresponding legal consequences:

1. Address for service

(1)	Party A confirms that its effective address for service is:

Detailed address: 10/F, Building 1, No. 926, Yishan Road, Xuhui District, Shanghai; Zip code: 200233； Tel.: [***]

(2)	Party B confirms that its effective address for service is:

Detailed address: No.158, Wangdun Road; Zip code: 215000； Tel.: [***]

2.	Scope of application of the address for service

The above addresses for service are applicable to the service of all kinds of notices, agreements and instruments related to this Contract, including but not limited to the service of various notices, agreements and other documents during the performance of the contract, as well as the service of relevant documents and legal instruments in case of any dispute arising from the contract, including the service of relevant documents in the first and second instances, retrial, enforcement procedures and other procedures after the dispute enters into arbitration and civil proceedings.

3.	Change in the address for service

(1)	If Party A needs to change its address for service, it shall notify Party B in writing five working days in advance, and the written notice shall be delivered to Party B’s address for service;

(2)	If Party B needs to change its address for service, it shall notify Party A by any means, including not limited to in writing, or by mail, short message or announcement, etc.

(3)	If one party changes its address in arbitration or civil action, it shall also perform the obligation of notifying the arbitration institution and the court in writing.

(4)

After one party fulfills its obligation of issuing a change notice according to the above provisions, its changed address shall be the effective address for service, otherwise, the previously confirmed address for service shall still be the effective address for service.

4.	Legal consequences

(1)

If the notices, agreements, legal instruments and other documents are not actually received by either party because the address for service provided or confirmed by it is inaccurate, the notification obligation is not fulfilled as aforesaid in a timely manner after the address for service is changed, or the party or its designated addressee refuses to sign for it, for the service by mail, the date of service shall be the date when the documents are returned; For direct service, the date of service shall be the date on which the addressee notes the situation on the proof of service on the spot.

(2)

The arbitration institution and the court may serve documents to the above-mentioned address for service directly by mail. Even if the parties fail to receive the documents served by the arbitration institution and the court by mail, they shall still be deemed to have been served due to the above provisions.

(III)

The signature of Party A’s legal representative (person-in-charge) or authorized agent as specified in the “Entry-into-force Conditions of the Contract” under this Contract may be replaced by a personal seal.

Article XII Statement Clause

I	Party A clearly knows Party B’s business scope and authority.

II

Party A has read all clauses of this Contract. At the request of Party A, Party B has made corresponding explanations on this Contract. Party A has fully known and understood the meanings and corresponding legal consequences of the clauses of this Contract.

III

Party A’s signing and performance of its obligations under this Contract comply with the stipulations of applicable laws, administrative regulations and rules, and Party A’s Articles of Association or internal organization documents, and have been approved by internal competent authorities of the company and/or national competent authorities.

IV	Party A’s production and operation are legal and compliant;

V	Party A has the sustainable operation ability and legal sources of repayment;

VI.	Party A promises that all loan funds under this Contract are based on the real needs of the specific use of the loan without going beyond its actual needs.

VII.	Party A and its controlling shareholder have good credit status and no major bad records.

VIII.

Party B is entitled to entrust other sub-branches of China Construction Bank to issue the loan under this Contract and to exercise and fulfill its rights and obligations under this Contract, and Party A has no objection to this.

IX.

Party A states that it and its important related parties do not have any behavior or situation that violates the laws, regulations and rules on environmental and social risk management when this Contract is concluded, and promises to strengthen environmental and social risk management of itself and its important related parties after the conclusion of this Contract, to strictly abide by relevant laws, regulations and rules on environmental and social risk management, and to completely eradicate the harm and related risks to the environment and society (including but not limited to environmental and social problems related to energy consumption, pollution, land, health, safety, resettlement of affected residents, ecological protection, energy conservation and emission reduction, climate change, etc.) in construction, production and operation activities. security, resettlement, ecological protection, energy conservation, climate change and other related environmental and social issues). Party A agrees that Party B has the right to conduct supervision on Party A’s environmental and social risk management and request Party A to submit an environmental and social risk report. If the above statement made by Party A is false or the above promise is not fulfilled, or Party A may result in environmental and social risks, Party B shall have the right to stop granting credit to Party A (including but not limited to refusing to issue the loan, provide financing, open the letter of guarantee, letter of credit or bank acceptance, etc.), or declare that the principal and interest under the creditor’s rights (including but not limited to the loan, financing, advances that have occurred or may occur, etc.) are due in advance, or take other remedial measures specified in this Contract or permitted by law.

Party A (Official Seal):

/s/ Suzhou Gracell Biotechnologies Co., Ltd.
Suzhou Gracell Biotechnologies Co., Ltd.

Legal representative (person-in-charge) or authorized agent (Signature): Cao Wei

Party B (Official Seal):

/s/ Suzhou Industrial Park Sub-branch of China Construction Bank Corporation
Suzhou Industrial Park Sub-branch of China Construction Bank Corporation

Basic Information of the Loan

1.	Specific use of the loan under this Contract

(1)	Pay for goods;

(2)	Others

Without written consent of Party B, Party A shall not change the specific use of the loan.

2.	Source of repayment of the loan under this Contract:

Production and operating revenues of Party A and financing.

Party A shall ensure that the source of repayment is true and legitimate, and the cash flow for repayment is stable and sufficient.

3.	Other:

This column is left blank.

Annex 2:

Financial Indicator Constraint Clause

The financial indicators of Party A shall continuously comply with the following restrictions:

This column is left blank.

Party B shall have the right to modify the above restrictions with a notice to Party A five working days in advance.

Annex 3

Fund Use Plan

Contract No.

Withdrawal date

No.	Planned use	Expected payment amount	Expected payment object (if any)	Remark

1

2

• • • •

Total	RMB 0,000 (in words: )

Name of the Borrower (Seal): /s/ Suzhou Gracell Biotechnologies Co., Ltd.
Suzhou Gracell Biotechnologies Co., Ltd.

Annex 4:

Summary of Independent Payment

Contract No.

Submission date

No.	Actual use	Payment object	Amount	Supporting document	Planned matter or not

1

2

Total	RMB 0,000 (in words: )
Name of the Borrower (Seal): ： /s/ Suzhou Gracell Biotechnologies Co., Ltd. Suzhou Gracell Biotechnologies Co., Ltd.